HomeStreet Announces Sale of Home Loan Center-Based Mortgage Origination Business, Sale of Mortgage Servicing Rights, and Share Repurchase Program
SEATTLE - April 4, 2019 - (BUSINESS WIRE) - HomeStreet, Inc. (Nasdaq:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), announced today that the Bank has executed a definitive agreement for Homebridge Financial Services, Inc., (“Homebridge”) to acquire the assets of up to 50 stand-alone, satellite, and fulfillment offices related to the Bank’s home loan center based single family mortgage origination business, and to make offers of employment to HomeStreet’s related personnel (the “Transaction”). Homebridge has agreed to a purchase price of the net book value of the acquired assets (subject to adjustments) plus a premium, as well as the assumption of certain home loan center and fulfillment office lease obligations. In the event Homebridge realizes a certain level of loan originations for the twelve months following the closing of the Transaction, HomeStreet will be entitled to an additional payment of $1 million at that time. The Transaction remains subject to certain employee and branch office state licensing requirements and other customary closing conditions, and is expected to be substantially completed in the second quarter of 2019.
The Bank also announced that it has sold a significant portion of its single family mortgage servicing rights. The transactions provide for the sale of mortgage servicing rights related to single family mortgage loans held by or pooled in securities guaranteed by Fannie Mae and Freddie Mac with aggregate unpaid principal balances of approximately $9.9 billion to New Residential Mortgage LLC, and the sale of mortgage servicing rights related to single family mortgage loans pooled in Ginnie Mae mortgage backed securities with aggregate unpaid principal balances of approximately $4.4 billion to PennyMac Loan Services, LLC. Together, these sales represent approximately 71.0% of HomeStreet’s total mortgage servicing rights portfolio as of December 31, 2018. The physical transfer of servicing from the Bank will take place in stages, and is expected to be completed by August, 2019. HomeStreet will continue to service the loans between the date of sale and the related physical transfer dates.
In connection with these transactions, the Company’s Board of Directors has approved a plan of exit pursuant to which the Company will no longer consider Mortgage Banking to be a separate reportable segment of its financial statements under generally accepted accounting principles applicable to the Company. More information regarding this plan is being disclosed by the Company in a Current Report on Form 8-K to be filed concurrently with this press release. These actions are expected to be substantially completed by June 30, 2019 and fully completed by December 31, 2019, and based on current estimates and assuming the full transfer of offices and employees contemplated in the Transaction, the Company expects to incur pre-tax charges of $5.4 million to $6.7 million for severance and related benefit costs, $11.1 million to $13.5 million of asset and technology related charges, and $3.0 million to $4.0 million of other charges. The total charges resulting from this plan are currently estimated to be approximately $19.5 million to $24.2 million.
Lastly the Board of Directors has also approved a share repurchase program for up to $75 million in aggregate amount of shares of the Company’s common stock from shareholders, which represents approximately 10.5% of the Company’s currently outstanding common stock based on the closing price of the stock as of April 3, 2019. The Company may repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.
“The sale of the home loan center-based mortgage origination business and related servicing rights will significantly reduce the size and scope of HomeStreet’s single family mortgage operation,” said Mark K. Mason, HomeStreet Chairman, President, and CEO. “These transactions align with our long-term strategic goal of reducing our reliance on this cyclical and volatile earnings stream and increasing our reliance on the more stable earnings from our Commercial and Consumer banking business. We believe our network of office locations and origination personnel complements the existing Homebridge business well. We thank those employees that are part of the Transaction for their hard work and contribution to our success of converting a troubled thrift into a leading West Coast, major market footprint, regional bank. The sale of the servicing rights also provides the regulatory capital relief to not only support the continued growth of our Commercial and Consumer banking business, but also supports a share repurchase program underscoring our confidence in HomeStreet’s future performance and long-term value creation for our shareholders.”
HomeStreet was advised in the transaction by Keefe, Bruyette & Woods, A Stifel Company as financial advisor and Mayer Brown LLP and Davis Wright Tremaine LLP as legal counsel.

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank, and their operations, performance and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, certain statements in this release are both forward looking and subject to factors outside of our control, including market conditions, regulatory decisions and the actions of third parties, that may impact our ability to meet our expectations. This includes statements about the Company’s anticipated future performance and financial condition, long-term value creation, reduction in volatility, reliability of earnings, growth expectations and future performance of the Company, the nature and magnitude of expected charges related to our plan of exit for our home loan center-based mortgage operations, which could differ materially from our expectations, including in the event that we are not able to complete our asset sale to Homebridge or are not able to transfer all of the assets contemplated to be sold in that agreement, matters related to the transactions announced herein, including the successful transfer of all servicing rights pursuant to the agreements with New Residential and PennyMac, which remain subject to closing conditions, and the Company’s share repurchase plans. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the financial services industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. You should consider, among other things, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The company’s primary business following the completion of these transactions will be community banking, including: commercial real estate lending, commercial lending, residential construction lending, single family residential lending for portfolio, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

HomeStreet, Inc.

Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

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Source: HomeStreet, Inc.